EXHIBIT 5.0

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & Flom LLP]

August 31, 2000

Inprise Corporation
100 Enterprise Way
Scotts Valley, California 95066

Re:   Inprise Corporation
      Registration Statement on Form S-8
      ----------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Inprise Corporation, a Delaware corporation (the "Company"), in connection with the registration of 2,500,000 shares (the "New Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "2000 Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The New Shares may be issued pursuant to (i) the exercise of options granted under the Inprise Corporation 1997 Stock Option Plan, as amended by Amendment No. 1 thereto approved by the Board of Directors of the Company on May 15, 2000, and (ii) the exercise of stock purchase rights granted under the Inprise Corporation 1999 Employee Stock Purchase Plan (collectively, the "Plans").

      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the 2000 Registration Statement; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as amended to date; (iv) the Amended By-Laws of the Company, as amended to date; (v) the Plans and (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the New Shares will be signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plans will be consistent with the Plans, and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for each of the New Shares delivered pursuant to the Plans will be in an amount at least equal to the par value thereof.

      Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that the New Shares have been duly authorized for issuance by the Company, and, when such New Shares are issued, delivered and paid for upon exercise of options or stock purchase rights duly granted under the terms and conditions of the Plans, such New Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the 2000 Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP

New York, New York
August 31, 2000